October 7, 1997




Mr. Neil J. DePascal, Jr.
Chief Financial Officer
Collectibles USA, Inc.
One Battery Park Plaza, 24th Floor
New York, NY  10004

Dear Neil:

NationsBank of Texas, N.A. ("NationsBank") is pleased to offer its commitment to extend a $25 million Senior Credit Facility (the "Senior Credit Facility") to Collectibles USA, Inc. (the "Borrower") upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Annex I (the "Term Sheet"). All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

The commitment of NationsBank is subject to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank in sole discretion:

    (a)  each of the terms and conditions set forth herein;

    (b)  each of the terms and conditions set forth in the Term Sheet;

    (c) execution of a Fee Letter among the Borrower and Nationsbank prior to or concurrently with the acceptance of this letter by the Borrower;

    (d) the negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facility consistent with the Term Sheet and otherwise satisfactory to NationsBank.

The commitment of NationsBank hereunder is based upon the financial and other information regarding the Borrower and its subsidiaries previously provided to NationsBank and is subject to the condition, among others, that there shall not have occurred after the date of such information, in the opinion of NationsBank, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole. If the continuing review by NationsBank of the Borrower discloses information relating to conditions or events not previously disclosed to NationsBank or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank which NationsBank in its sole discretion believe may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower and its subsidiaries taken as a whole, NationsBank may, in its sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for NationsBank or decline to extend the Senior Credit Facility.

You hereby represent, warrant and covenant that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to NationsBank by you or any of your representatives in connection with the transaction contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrower that have been or are hereafter made available to NationsBank by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and Projections from time to time until the closing date for the Senior Credit Facility so that the representation and warranty in the preceding sentence is correct on such date. In arranging the Senior Credit Facility, NationsBank will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, the Borrower agrees to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys's fees and expenses and expenses of due diligence) incurred after the date hereof by NationsBank in connection with the Senior Credit Facility, regardless of whether or not the Senior Credit Facility closes.

In the event that NationsBank becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this letter, the Borrower will reimburse NationsBank for is reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred by NationsBank. The Borrower also agrees to indemnify and hold harmless NationsBank and its affiliates and its respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this letter (including any arising out of the negligence of any Indemnified Party), unless and only to the extent that it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of NationsBank.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation for the Senior Credit Facility shall be executed and delivered and notwithstanding the termination of this letter or the commitments of NationsBank hereunder.

Neither this offer nor the undertaking and commitment contained herein may be disclosed to or relied upon by any other person or entity other than your accountants, attorneys and other advisors, without the prior written consent of NationsBank, except that following your acceptance hereof you may make public disclosure hereof as required by law.

This letter (the "Commitment Letter") shall be governed by the laws of the State of Texas without regard to its principles of conflicts of laws. This letter may be modified or amended only in writing. This letter is not assignable by the
Borrower without the prior written consent of NationsBank. This letter supersedes and replaces any and all proposals or commitment letters previously delivered by NationsBank to the Borrower relating to the Senior Credit Facility.

The offer will expire at 5:00 P.M. central time on October 10, 1997 unless the Borrower executes this Commitment Letter and the attached Fee Letter and returns them to the Agent prior to that time (which may be by facsimile transmission), whereupon this letter shall become a binding agreement. Thereafter, this undertaking and commitment will expire at 5:00 P.M. central time on November 30, 1997 unless definitive documentation for the Senior Credit Facility is executed and delivered prior to that time.

This written agreement (which includes the Term Sheet and the Fee Letter) represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Very truly yours,

NATIONSBANK OF TEXAS, N.A.


By: /s/ William B. Borus
    ---------------------------
    William B. Borus
    Vice President


Accepted and Agreed to:

COLLECTIBLES USA, INC.


By: /s/ Neil J. DePascal, Jr.
    ---------------------------
    Neil J. DePascal, Jr.
    Chief Financial Officer

October 7, 1997




Mr. Neil J. DePascal, Jr.
Chief Financial Officer
Collectibles USA, Inc.
One Battery Park Plaza, 24th Floor
New York, NY  10004

Dear Neil:

This letter (the "Fee Letter") is delivered to you in connection with the Commitment Letter to you dated as of the date hereof (the "Commitment Letter") from NationsBank of Texas, N.A. ("NationsBank") regarding the Senior Credit Facility in an aggregate principal amount of up to $25 million (the "Senior Credit Facility"). A summary of proposed terms relating to the Senior Credit Facility is attached to the Commitment Letter (the "Term Sheet"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Commitment Letter and the Term Sheet. In connection with, and in consideration of the agreements contained in the Commitment Letter, the Borrower agrees with NationsBank as follows:

     Upfront Fee: The Borrower will pay to NationsBank for its own account, a fee based upon its commitment to the Senior Credit Facility, equal to 60 basis points or $150,000.

Of such fee, $25,000 shall be due, payable and earned upon acceptance of the Commitment Letter and the remaining fee shall be due and payable at the closing of the Senior Credit Facility. The parties hereto acknowledge that the portion of such fee that is due and payable upon acceptance of the Commitment Letter has been earned and is non-refundable.

Mr. Neil J. DePascal, Jr.
October 7, 1997
Page 2



If the foregoing is in accordance with your understanding, please sign and return this letter.

Very truly yours,

NATIONSBANK OF TEXAS, N.A.


By: /s/ William B. Borus
    ---------------------------
    William B. Borus
    Vice President

Accepted and Agreed to:

COLLECTIBLES USA, INC.


By: /s/ Neil J. DePascal, Jr.
   ----------------------------
   Neil J. DePascal, Jr.
   Chief Financial Officer

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------




BORROWER:          Collectibles USA, Inc. ("Borrower").

GUARANTORS:        The  Senior  Credit  Facility  shall  be  guaranteed  by  all existing and hereafter acquired  subsidiaries of the Borrower
                   (the "Guarantors"). All guarantees shall be guarantees of payment and not of collection.

CLOSING: The effective date of the loan documentation, to be no later than November 30, 1997.

SENIOR CREDIT      An aggregate  principal  amount of up to $25,000,000  will be
FACILITY:          available upon the conditions hereinafter set forth:1

                   Revolving Senior Credit Facility: Up to $25,000,000 revolving senior credit facility, which will include a $5,000,000 sublimit for the issuance of letters of credit.

                   The Senior Credit Facility shall be available based upon a quarterly compliance certificate with advances made in accordance with the Funded Debt to EBITDA ratio and the Funded Debt to Inventory ratio.


PURPOSE: The proceeds of the Senior Credit Facility shall be used by the Borrower for working capital, capital expenditures, acquisitions, the refinancing of existing indebtedness an other corporate purposes.

MATURITY:          The Senior Credit  Facility  shall  terminate and all amounts outstanding thereunder shall be due and payable in full three
                   (3) years from Closing.

SECURITY:          NationsBank shall receive a first priority perfected security interest  in all  capital  stock of each of the  subsidiaries
                   (direct or indirect) of the Borrower, which capital stock shall not be subject to any other lien or encumbrance.
                   NationsBank shall also receive a first priority perfected security interest in all accounts receivable and inventory of the Borrower and each

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------

                   of its subsidiaries.

OPTIONAL           The Borrower may prepay and permanently reduce the commitment
PREPAYMENTS        of the Senior Credit Facility in whole or in part at any time
AND COMMITMENT     without   penalty,    subject   to   reimbursement   of   the
REDUCTIONS:        NationsBank's  breakage and redeployment costs in the case of the prepayment of LIBOR borrowings.

CONDITION          The closing and initial funding of the Senior Credit Facility
PRECEDENT TO       will be subject to satisfaction  of the conditions  precedent
CLOSING:           deemed appropriate by NationsBank including,  but not limited to, the following:

                   (i) Successful completion of an IPO with minimum net proceeds of $19,000,000.

                   (ii) The completion of due diligence with respect to the individual executives and directors of the Borrower, the results of which shall be satisfactory to NationsBank, in its sole discretion.

                   (iii) The  negotiation,  execution and delivery of definitive
                         documentation   with  respect  to  the  Senior   Credit
                         Facility satisfactory to NationsBank.

                   (iv) NationsBank shall have received (a) satisfactory opinions of counsel to the Borrower and the other obligors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Senior Credit Facility) and such corporate resolutions, certificates and other document as NationsBank shall reasonably require and (b) evidence satisfactory to NationsBank that no liens are in effect except for permitted liens.

                   (v) There shall not have occurred a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries.

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------

                   (vi) The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Borrower or its subsidiaries or management or any transaction contemplated hereby or on the ability of the Borrower and its subsidiaries to perform their obligations under the documents to be executed in connection with the Senior Credit Facility.

                   (vii) Receipt  and  review,  with  results   satisfactory  to
                         NationsBank and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its subsidiaries.

REPRESENTATIONS &
WARRANTIES:


Usual and customary for transactions of this type,     Usual and  customary  for  transactions  of this  type,  to
to  include  without  limitation:   (i)  corporate     include without limitation the following:
status;   (ii)  corporate   power  and  authority/
enforceability;  (iii)  no  violation  of  law  or     (i) reporting (a) annually:  audited consolidated  financial
contracts  or  organizational  documents;  (iv) no     statements  of  the  Borrower  and  its  subsidiaries  to be
material litigation;  (v) correctness of specified     provided  within  90 days  after  each  fiscal  year  with a
financial   statements  and  no  material  adverse     compliance   certificate  and  the  proforma   consolidating
change;  (vi) no  required  governmental  or third     EBITDAR schedule; (b) quarterly: unaudited consolidating and
party approvals; (vii) use of proceeds/ compliance     consolidated  financial  statements  of the Borrower and its
with  margin  regulations;   (viii)  status  under     subsidiaries  to be provided  within 45 days  following each
Investment    Company   Act;   (ix)   ERISA;   (x)     fiscal  quarter  with  a  compliance   certificate  and  the
environmental                                          proforma consolidating EBITDAR schedule; same-store schedule of  operations,  in a form  acceptable to  NationsBank;  (c)
                                                       Other: written summary of each acquisition within 80 days of closing  of future  acquisitions,  in a form  acceptable  to
                                                       NationsBank;  (ii) notices of default,  material  litigation
                                                       and




                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------

matters;  (xi)  payment of taxes;  (xii)     material governmental and environmental  proceedings;  (iii)
Borrower shall not be in default at time     compliance with law: (iv) payment of taxes;  (v) maintenance
of Closing and at any time of borrowing,     of insurance;  (vi) Other debt and liens limited to purchase
and   (xiii)    full    disclosure    to     money  indebtedness  and  related  liens up to a maximum  of
NationsBank.COVENANTS:                       $1,000,000;  (vii)  Physical  counts of inventory  quarterly until MIS inventory  system,  acceptable to NationsBank,  is fully  operations;  (viii)  limitation on investments;  (ix)
                                             limitations on restricted payments e.g., dividends and share repurchases;  (x)  limitation  on capital  expenditures  per fiscal year to a maximum of $2,000,000;  (xi) limitations on
                                             transactions   with   affiliates;    (xii)   limitation   on
                                             acquisitions   which  will  include  Bank  approval  if  the
                                             non-equity   consideration  of  any  individual  acquisition
                                             exceeds   $23  million  or  if  the   aggregate   non-equity
                                             consideration during any fiscal year exceeds $15 million, if and only if net proceeds exceed $23 million, if however, net proceeds exceed $19 million but less than $23 million,  then the  covenant  amounts are $2.0  million and $10.0  million, respectively; (xiii) limitation on the opening of new stores
                                             (no new  stores  during  the  first 12  months  of  combined operations;  after the first new store is  opened,  the Bank will  monitor its  results  for at least 12 months  prior to approving  additional  stores);  (xiv) limitation on sale of assets; and (xv) ERISA.



                                             Financial covenants measured quarterly to include (but   not
                                             be limited to):

                                             o   Maximum  Funded Debt to Proforma  EBITDA,  measured on a
                                                 rolling  four  quarters  basis of 2.50 to 1.0  (Proforma
                                                 EBITDA  incudes  credit for proforma  historic  acquired
                                                 cash   flows,   as  approved   by   NationsBank,   on  a
                                                 case-by-case basis, in its sole discretion);

                                             o   Maximum Funded Debt to Inventory of 0.75 to 1.0:

                                             o   Maintenance at all times of  Minimum  Net Worth  of  90%
                                                 of Borrower's Net Worth at IPO closing, with

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------

                            step-ups equal to 75% of quarterly net income and 100% of the proceeds of any increase in an equity account resulting from any issuance of equity;

                        o   Minimum  Fixed Charge  Coverage  Ratio - Historical:
                            defined as  (EBITDAR  - Cash  Taxes) /  (Interest  +
                            CMLTD and Capital  Lease  Obligations  +  Historical
                            Rent) measured on a rolling four quarter  basis,  of
                            1.75 to 1.0 through 1/31/99,  thereafter 2.00 to 1.0
                            (all  variables  based  on  historical   results  as
                            reported   on   Borrower's   GAAP  basis   financial
                            statements);

                        o   Minimum  Fixed  Charge  Coverage  Ratio - Projected:
                            defined  as  (Proforma   EBITDAR  -  Cash  Taxes)  /
                            (Interest + CMLTD and Capital  Lease  Obligations  +
                            Projected  Rent)  measured on a rolling four quarter
                            basis,  of 1.50 to 1.0 through  1/31/99,  thereafter
                            1.75 to 1.0 (proforma  EBITDAR  includes  credit for
                            proforma  historic  acquired cash flows, as approved
                            by NationsBank, on a case-by-case basis, in its sole
                            discretion;  projected  rent is based on all  stores
                            opened at the quarterly end);

EVENTS OF DEFAULT:      Usual and customary in transactions  of this nature,  to
                        include,   without   limitation,   (i)   nonpayment   of
                        principal,   interest,   fees  or  other  amounts,  (ii)
                        violation   of    covenants,    (iii)    inaccuracy   of
                        representations  and warranties,  (iv)  cross-default to
                        other   material   agreements  and   indebtedness,   (v)
                        bankruptcy, (vi) material judgments, (vii) ERISA, (viii)
                        actual or asserted  invalidity of any loan  documents or
                        security  interests  and (ix)  Change in Control  (to be
                        roughly  defined as one investor  acquiring in excess of
                        25% of the voting stock of the Borrower or a change of a
                        majority of the Board of Directors of the Borrower).

INDEMNIFICATION:        The  Borrower  shall  indemnify   NationsBank  from  and
                        against  all  losses,  liabilities,  claims,  damages or
                        expenses  relating to the Loans,  the  Borrower's use of
                        the loan proceeds or the



                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------


                        commitments, including but not limited to reasonable attorneys' fees and settlements costs. This indemnification shall survive and continue for the benefit of NationsBank at all times after the Borrower's acceptance of NationsBank's commitment for the Senior Credit Facility, notwithstanding any failure of the Senior Credit Facility to close.

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Senior Credit Facility contemplated hereby. The Borrower shall waive its right to a trial by jury.

INTEREST RATES:         The Senior Credit Facility shall bear interest at a rate
                        equal to LIBOR  plus the  Applicable  Margin  for  LIBOR
                        Loans or the Alternate Base Rate (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal
                        Funds rate plus .50%) plus the Applicable Margin for Base Rate Loans.The Borrower may select interest periods of 1,2, 3 or 6 months for LIBOR Loans, subject to availability.

                        A penalty rate shall apply on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

UNUSED FEE:             Commencing  at the  Closing,  a  non-refundable  fee (in
                        percentage per annum specified in the accompanying performance grid) will accrue on a daily average unused portion of the Senior Credit Facility, payable quarterly in arrears and on the Senior Credit Facility commitment termination date.

PERFORMANCE PRICING:    The  Applicable  Margin and Unused  Fee,  for any fiscal
                        quarter, shall be the applicable rate per annum set forth in the table below opposite the Funded Debt to EBITDA Ratio determined as of the last day of the immediately preceding fiscal quarter. For the period from Closing until the first determination date, pricing shall be based upon the pricing

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------


                            tier which is less than or equal to 1.5.

                                                              Applicable Margin
                            Applicable  Margin                  for Base Rate
Total Debt to EBITDA Ratio   for LIBOR Loans    Unused Fee         Loans
--------------------------  ------------------  ----------    ----------------

Less than or equal to 1.0        150 bps          25 bps           0 bps


Less than or equal to 1.5 but    175 bp           25 bps           0 bps
greater than 1.0

Less than or equal to 2.0 but    200 bps          37.5 bps         0 bps
greater than 1.5

Less than or equal to 2.5 but    225 bps          37.5 bps         0 bps
greater than 2.0

                                    ANNEX I
                             COLLECTIBLES USA, INC.
                         SUMMARY OF TERMS & CONDITIONS
                                OCTOBER 7, 1997
--------------------------------------------------------------------------------



LETTER OF CREDIT  FEES:   Letter of credit  fees are due  quarterly  in arrears.
                          Fees will be equal to the Applicable  Margin for LIBOR
                          Loans on a per annum  basis  with a  minimum  of $400.
                          Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.

COST  AND  YIELD          The usual for  transactions  of this type,  including,
PROTECTION:               without limitation, in respect of prepayments, changes
                          in capital adequacy and capital  requirements or their
                          interpretation,    illegality,   unavailability,   and
                          reserves  without  proration  or offset.

EXPENSES:                 The Borrower  agrees to reimburse  NationsBank for all
                          reasonable out of pocket legal fees and expenses incurred in the preparation and execution of the Senior Credit Facility. The Borrower will reimburse
                          NationsBank for all reasonable out of pocket legal fees and expenses incurred in connection with the enforcement of the Senior Credit Facility.